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                                                                    EXHIBIT 99.1

(CENTRAL PARKING CORPORATION LOGO)


                                                                            NEWS

             2401 21st Avenue South, Suite 200, Nashville, TN 37212
                       (615) 297-4255 Fax: (615) 297-6240

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
Investor Contact:  Mark Shapiro                   Media Contact: Richard Jonardi
                   Senior Vice President and                     Communications Manager
                   Chief Financial Officer                       (615) 297-4255
                   (615) 297-4255                                rjonardi@parking.com
                   mshapiro@parking.com
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                 CENTRAL PARKING REVISES OUTLOOK FOR FISCAL 2004

NASHVILLE, TN - September 28, 2004 - Central Parking Corporation (NYSE:CPC) today announced that based on preliminary results for the first two months of its fourth fiscal quarter and revised expectations for September, the Company now expects earnings from continuing operations, for the year ending September 30, 2004, excluding property-related gains or losses, to be in the range of $0.40 to $0.45 per share. This revised forecast for earnings does not include an anticipated $0.11 per share of property-related gains for the full year.

         Commenting on the Company's revised forecast, Monroe J. Carell, Chairman and Chief Executive Officer, stated, "We expect earnings to be lower than previously anticipated due to lower revenues and higher-than-forecasted operating costs in the fourth quarter. Revenues were impacted by the recent political conventions in New York and Boston, hurricanes and storms throughout the Southern and Eastern corridors and an overall softness in the economy.

         "While we are disappointed in our revised earnings outlook, we are pleased that we have been able to continually generate free cash flow to reduce debt throughout the year. We expect to reduce debt by more than $80 million during fiscal 2004," Carell concluded.

         The Company expects to release fiscal 2004 earnings after the market close on Wednesday, November 3 with a conference call on Thursday, November 4.

         Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation-related services. The Company operates approximately 3,600 parking facilities containing more than 1.6 million spaces at locations in 38 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Chile, Colombia, Germany, Mexico, Peru, Poland, Spain, Switzerland, Venezuela and Greece.

         This press release contains historical and forward-looking information. The words "expect," "continue to expect," "remain optimistic," "should," "believe," "anticipate," "project," "plan," "estimate," "objective," "outlook," "assumptions," "guidance," "forecast," "revised forecast," "revised expectations," "goal," "intend," "will likely result," or "will continue" and similar expressions identify forward-looking statements. The forward-looking statements are


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Central Parking Revises Outlook for Fiscal 2004
Page 3
September 28, 2004
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made pursuant to the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to achieve the goals described in this release and other communications, including but not limited to, continued efforts to maintain reduced operating costs and further reductions in the Company's indebtedness, as well as continued improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; temporary changes in demand due to sports and other special events and weather patterns; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain performance and surety bonds on favorable terms; and the impact of litigation, including but not limited to, the securities class action lawsuit pending against the Company; and increased regulation or taxation of parking operations.

         Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended September 30, 2003 and in our Quarterly Reports on Form 10-Q for our fiscal quarters ended December 31, 2003, March 31, 2004 and June 30, 2004 filed with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.


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